PRESS RELEASE

Contacts:

Investors	Media
Investor Relations Department	Denise DesChenes/Kara Findlay/
(800) 451-3801	Nathaniel Garnick
Sard Verbinnen & Co

(212) 687-8080

FOAMEX ANNOUNCES ORGANIZATIONAL CHANGES

LINWOOD, PA, August 27, 2007 – Foamex International Inc. (OTC: FMXL), a leading manufacturer of flexible polyurethane and advanced polymer foam products, today announced that it is realigning its management structure to better reflect corporate functions and enhance existing operations, optimize future profitability and increase opportunities for growth.

The Company also announced that Gregory J. Christian, President of Foamex and a member of its Board of Directors, has resigned from the Company, effective September 1, 2007 to pursue other opportunities. John G. Johnson, Jr., Chief Executive Officer of Foamex, will assume the role of President.

Mr. Johnson said, “For the past eleven years, Greg has been an integral part of the Company’s management team. Working in positions of increasing responsibility, he rose to become President of Foamex and most recently led the Company through its successful chapter 11 restructuring and emergence. On behalf of the entire Foamex family, I would like to thank him for his many valuable contributions and wish him all the best.”

“I am proud to have had the opportunity to be a part of the Foamex organization,” said Mr. Christian. “The Company has established a strong platform from which it can pursue growth and continue to innovate to meet the increasing needs of its customers. While I am looking forward to my next endeavor, I firmly believe that the Company’s best years are ahead and wish everyone at Foamex future success.”

Commenting on the management realignment, Mr. Johnson said, “Foamex operates in an increasingly competitive global economy, and as such, it is important that we continue to focus on becoming a more efficient organization; today’s announcement is indicative of this desire. To enhance our existing operations, optimize our future profitability and recognize the increasing importance of teamwork to provide growth, I have decided to realign the Company in a functional structure. I believe we now have the right structure in place to successfully navigate the current business environment while positioning the Company for long-term, profitable growth.”

As part of the new management structure, the Company has implemented the following personnel changes, effective September 1, 2007:

•

Robert M. Larney, Executive Vice President and Chief Financial Officer, in addition to his current responsibilities as CFO, will oversee the Company’s IT operations, strategic planning, and mergers and acquisitions activities.

•

James B. Gamache, former Senior Vice President of Sales and Marketing for YRC Regional Transportation, joins the Company as Executive Vice President, Sales and Supply Chain. Mr. Gamache will be responsible for all sales activities and supply chain efforts in North America.

•

Andrew Thompson, currently Executive Vice President, Foam and Technical Products, becomes Executive Vice President, Business Management and Marketing, and will have primary responsibility for business development and marketing functions for all of the Company’s foam businesses, including the carpet cushion business.

•	Chiu Chan, currently Vice President, Research and Development, has been named Senior Vice President of R&D and will oversee the Company’s research and development efforts.
•

Ken Crawford, currently Vice President, Manufacturing, Foam Products - East, has been named Senior Vice President of Manufacturing. He will have responsibility for all foam facilities with the goal of managing costs.

•	The Legal and Human Resources functions will report to Mr. Johnson.

Additionally, the following members of the senior management team will retain their current responsibilities:

•	Paul Haslanger, Executive Vice President of Engineering and Technology, and
•	Donald Phillips, Executive Vice President, Automotive Products.

Biographies:

Robert M. Larney - Executive Vice President and Chief Financial Officer

Prior to joining Foamex, Mr. Larney was Executive Vice President and Chief Financial Officer, Business Group America of Rieter Automotive Systems, a division of Rieter Group. From 2000 to 2004, Mr. Larney served as Vice President and Chief Financial Officer of Magee Rieter Automotive Systems. Prior to that, Mr. Larney was Chief Financial Officer of Lutron Electronics from 1996 to 2000. From 1986 to 1996, Mr. Larney worked at Ingersoll-Rand Company in positions of increasing responsibility, concluding his tenure there as Treasurer of Ingersoll-Rand Canada and Japan. Prior to his experience with Ingersoll-Rand Company, Mr. Larney held a number of positions in operational control and administration. He is a Certified Public Accountant and a Six Sigma Green Belt. He received an M.B.A. in finance from LaSalle University and a B.B.A. in accounting from the Wharton School of the University of Pennsylvania.

James B. Gamache - Executive Vice President, Sales and Supply Chain

James Gamache has joined Foamex as Executive Vice President, Sales and Supply Chain. Prior to joining Foamex, Mr. Gamache was Senior Vice President of Sales and Marketing for YRC Regional Transportation from 2005 to August 2007. From 2003 to 2005, Mr. Gamache was Vice President of Special Services for Roadway Express Inc. Mr. Gamache held the position of director of Roadway Air from 2002 to 2003. Prior to 2002, he was the Vice President of Sales, Western Division, of Roadway Express Inc. Mr. Gamache received his B.A. from Augustana College. Additionally, he is a member of the Board of Directors of Thermadyne Holdings Corp., a leading welding and cutting instrument company.

Andrew Thompson - Executive Vice President, Business Management and Marketing

Andrew Thompson has been with Foamex since January of 2000 and was most recently Executive Vice President, Foam and Technical Products. Prior to joining Foamex, Mr. Thompson spent 10 years at Lyondell/ARCO Chemical where he held various positions in polyurethane-related areas. He holds a B.S. in Chemistry from the University of Delaware and a Ph.D. in Polymer Chemistry from the University of Massachusetts.

Paul Haslanger - Executive Vice President of Engineering and Technology

Paul Haslanger has been Executive Vice President, Manufacturing since October 2002. From February 1993 to October 2002, Mr. Haslanger was Senior Vice President of Manufacturing. From October 1984 to February 1993, Mr. Haslanger was Vice President of Manufacturing for the Company and a predecessor to the Company. He received a B.S. in Mechanical Engineering from Cornell University.

Donald Phillips - Executive Vice President, Automotive Products

Donald Phillips has been Executive Vice President, Automotive Products since June 2004. From May 2003 to June 2004, Mr. Phillips was a Principal at Advanced Materials Group, LLC, a company engaged as a sales representative for manufacturers in the automotive supply chain. From March 1997 to May 2003, Mr. Phillips was a Senior Account Manager in Foamex's Automotive Products business unit. He received a B.S. in Finance and Accounting from Lawrence Technological University.

Chiu Chan - Senior Vice President, Research and Development

Chiu Chan has been with Foamex since January 2000 and was most recently Vice President, Research and Development. Prior to joining Foamex, Dr. Chan held various positions at Lyondell/ARCO Chemical from 1992 to 2000. From 1983 to 1987, Dr. Chan held various positions at Hercules Incorporated. He holds a Master Degree in Chemical Engineering from The Cooper Union and a Ph.D. in Chemical Engineering from the University of Delaware.

Ken Crawford - Senior Vice President of Manufacturing

Ken Crawford has been with Foamex since August 2006 and was most recently Vice President, Manufacturing, Foam Products – East. Prior to joining Foamex, Mr. Crawford was Director of Manufacturing Excellence Deployment of Hercules Incorporated from 2002 to 2006. From 2000 to 2002, Mr. Crawford was Senior Vice President Manufacturing Eastern Region – Foam Products at Foamex. Prior to joining Foamex, Mr. Crawford held various positions at Borden

Chemical and Lyondell/ARCO Chemical. He holds a B.S. in Chemical Engineering from the State University of New York.

About Foamex International Inc.

Foamex, headquartered in Linwood, PA, is a leading producer of polyurethane foam-based solutions and specialty comfort products. The Company services the bedding, furniture, carpet cushion and automotive markets and also manufactures high-performance polymers for diverse applications in the industrial, aerospace, defense, electronics and computer industries. For more information visit the Foamex web site at http://www.foamex.com.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, future operating results, operating efficiencies, future market prices and margins, future energy costs, future government and legislative action, future cost savings, future benefit costs, the Company’s liquidity and ability to finance its operations, and other statements that are not historical facts that involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company’s most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it is made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

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